Exhibit 1.1

4,700,000 Shares

Reliant Technologies, Inc.

Common Stock

PURCHASE AGREEMENT

[                 ], 2007

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

  As Representatives of the several

  Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota  55402

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York  10019

Ladies and Gentlemen:

Reliant Technologies, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,700,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company. The stockholders of the Company listed in Schedule II hereto (the “Selling Stockholders”) have also granted to the several Underwriters an option to purchase up to 705,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.”

This purchase agreement sets forth the agreement between and among the Company, the Selling Stockholders and the Underwriters with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”). To the extent there are no additional Underwriters listed on Schedule I other than you, the terms “Representatives” and “Underwriters” as used herein shall mean you, as Underwriters. The terms “Representatives” and “Representative” shall mean either singular or plural as the context requires.

1.             Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-145490) (the “initial registration statement”) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the “additional registration statement”). Copies of such registration statements and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A (“Rule 430A Information”). “Original Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all amendments to the initial registration statement as of such time, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations. “Rule 462(b) Registration Statement” as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b). “Registration Statement” as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time, and without reference to a time, means the Registration Statement as of its Effective Time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. For purposes of this Agreement, “Effective Time” with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b). “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and the offering. “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus that omits Rule 430A Information. All references in this

Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.             Representations and Warranties of the Company and the Selling Stockholders.

(a)           The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(ii)           As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) increasing the size of the offering registered under the Act) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and the Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f). If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii)          Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule III, the information on Schedule IV, and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f). As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means 9:00 pm (Eastern time) on the date of this Agreement

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(3)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(4)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though it is not required to be filed with the Commission.

(iv)          (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Second Closing Date or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or

the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)           (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, nor an “excluded issuer” as defined in Rule 164 under the Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(v)           The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required by U.S. GAAP, the Act or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)          Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii)         Except as contemplated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of other convertible securities), or any material change in the Company’s short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries (other than issuances of options or restricted stock under the Company’s existing equity plans), or any material adverse change in the business, prospects, management, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(viii)        Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company (and that relates to such officer or director’s actions or conduct in his or her capacity as an officer or director of the Company), or any property or assets owned or leased by the Company, before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company (and that relates to such officer or director’s actions or conduct in his or her capacity as an officer or director of the Company) or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(ix)           There are no contracts or documents of the Company that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(x)            This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”). No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the National Association of Securities Dealers, Inc. (the “NASD”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi)           All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability under applicable law by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability under applicable law by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, following the Effective Date there will be no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. Except as otherwise stated in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xii)          The Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders referred to any the preceding sentence are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any franchise, grant, authorization, license, permit, easement, consent, certification or order referred to any the preceding sentence; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)         The Company and its subsidiaries have good and marketable title to all property (whether real or personal but excluding the Intellectual Property addressed below) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or that would otherwise not individually or in the aggregate have a Material Adverse Effect . The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries, taken as a whole.

(xiv)        The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, expect as such failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries rights to any such Intellectual Property except for such actions, suits, proceedings or claims that would not result in a Material Adverse Effect, and the Company is unaware of any other facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others except for such actions, suits, proceedings or claims that are described in the Registration Statement and the Prospectus or that would not result in a Material Adverse Effect, neither the Company or any of its subsidiaries has received any written notice of such claim and (E)  to the knowledge of the Company, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries which would have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service  mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property

(xv)         Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject or (C) in violation of any law or statute or any order, rule, regulation, judgment or decree of any court or arbitrator or Governmental Authority, except in the case of (B) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)        The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any material amount of taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xvii)       The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xvi) of this Agreement.

(xviii)      The Securities have been approved for quotation on NASDAQ Global Market upon official notice of issuance and, on the date the Original Registration Statement became or will become effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.

(xix)         Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)         The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in Rule 4350(d)(2) and Rule 4350(a)(5) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”), validly appointed an audit committee whose composition satisfies the applicable requirements of Rule 4350(d)(2) of the NASDAQ Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASDAQ Rules. Neither the Company’s board of directors nor the audit committee has been informed of (A) any significant deficiencies in the design or operation of the Company’s internal controls which could materially and adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxii)        Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiii)      The Company carries, or is covered by, insurance from recognized, financially sound and reputable institutions in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

(xxiv)       The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv)        The Company and its subsidiaries are in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective and as to which the Company or any such subsidiaries are required to be in compliance.

(xxvi)       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

(xxvii)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “Foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxviii)     The operations of the Company and its subsidiaries have complied with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxx)        To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s executive officers, directors or 5% stockholders or any affiliate or affiliates of any such executive officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxi)       Except as described in the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries:  (A) are and at all times have been in compliance with all statutes, rules, regulations, or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except such alleged or asserted non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (C) possess all Authorizations necessary for the conduct of the Company’s business as described in the Time of Sale Disclosure Package and the Prospectus, except where the failure to possess such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect; (D) such Authorizations are valid and in full force and effect and the Company and its subsidiaries are not in violation of any term of any such Authorizations, except where the failure of such Authorizations to be valid and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; (E) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any material Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (F) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and have no knowledge that any such Governmental Authority is considering such action; (G) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except where the failure to so file, obtain, maintain or submit would not, individually or in the aggregate, have a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (H) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(xxxii)      The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Time of Sale

Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company and its subsidiaries have not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xxxiii)     Except as otherwise disclosed in the Time of Sale Disclosure Package and the Prospectus, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(xxxiv)     The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect; (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval except as would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)      None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s and its subsidiaries’ most recently completed fiscal year; (ii) a material increase in the Company’s and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s and its subsidiaries’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(xxxvi)     To the Company’s knowledge, the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is based on or derived from sources that are reliable and accurate in all material respects.

(xxxvii)    Neither the Company nor, to the Company’s knowledge, any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xxxviii)   No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent other than any matters that would not reasonably be expected to result in a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(xxxix)      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xl)           There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the immediate family members of any of them, except as disclosed in the Time of Sale Disclosure Package and the Prospectus.

(xli)          In excess of [97.65]% of the Company's outstanding shares of Common Stock, on a fully-diluted basis, are subject to lock-up provisions pursuant to the Investor Rights Agreement (as defined below), the Option Agreements (as defined below) or the Warrants (as defined below).

(b)           Each Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Stockholder is selling the

Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ii)           Each Selling Stockholder has duly authorized, executed and delivered an Irrevocable Power of Attorney and Custody Agreement (the “IPA and Custody Agreement”), authorizing and directing Eric B. Stang and Andrew H. Galligan, or either of them, as attorneys-in-fact (collectively, the “Attorneys-in-Fact”), to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder; such IPA and Custody Agreement is a valid and binding obligation of such Selling Stockholder to Mellon Investor Services LLC, as Custodian (the “Custodian”), except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; pursuant to the IPA and Custody Agreement, the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii)          This Agreement and the IPA and Custody Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid, legal and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the IPA and Custody Agreement and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the IPA and Custody Agreement or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(iv)          Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(v)           Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act except a Permitted Free Writing Prospectus authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xvi) hereof.

(vi)          Such Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and neither the Registration Statement, the Time of Sale Disclosure Package nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Selling Stockholder, and, to the knowledge of such Selling Stockholder, the other Selling Stockholders, the Company or otherwise.

(vii)         To the knowledge of such Selling Stockholder, the representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct.

(viii)        Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Time of Sale Disclosure Package.

(c)           Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters pursuant to Section 5(j) or Section 5(o) shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell           Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $     per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th floor, Costa Mesa, California, 92626, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date” (the First Closing Date and the Second Closing Date, if any, being sometimes referred to as a “Closing Date”). If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th floor, Costa Mesa, California, 92626, or such other location as may be mutually acceptable.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholders, with respect to the number of Option Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Custodian at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th floor, Costa Mesa, California, 92626, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Latham & Watkins LLP, 650 Town Center Drive, 20th floor, Costa Mesa, California, 92626, or such other location as may be mutually acceptable.

(c)           It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company (in the case of the Firm Shares) or the Custodian (in the case of the Option Shares), on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4.             Covenants.

(a)           The Company covenants and agrees with the several Underwriters as follows:

(i)            If the Original Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Original Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus  has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii)          (A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act (the “Prospectus Delivery Period”), the Company will use its best efforts to comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)          The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all exhibits, amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(v)           During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter, to the extent requested in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the NASD, NASDAQ or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vi)          The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii)         The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by the NASD of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, (H) all fees and expenses of the Custodian and the Attorneys-in-Fact and the cost of delivering and distributing the IPA and Custody Agreement, the cost of preparing stock certificates representing the Securities and all other expenses incurred by the Selling Stockholders; provided that any such fees and expenses not paid by the Company will be paid by the Selling Stockholders and (I) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, that, except as provided in this Section 4(a)(vii) and in Section 6 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the stock which they may sell and 50% of the cost of any aircraft privately chartered in connection with the road show. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, if this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii)        The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(ix)           The Company will not, without the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC, from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (A) to the Underwriters pursuant to this Agreement, (B) to directors, employees or consultants of the Company pursuant to the Company’s 2003 Equity Incentive Plan, the Company’s 2007 Equity Incentive Plan or the Company’s 2007 Employee Stock Purchase Plan, and the registration of Common Stock issued or to be issued pursuant to such plans on a registration statement on Form S-8 and (C) upon exercise or conversion of securities outstanding as of the date hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, except for such accelerations or lapses that result by operation of agreements existing as of the date hereof. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the

Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. and Banc of America Securities LLC in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representatives, any co-managers and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(x)            The Company has caused to be delivered to you on or prior to the date of this Agreement a letter, in the form set forth in Exhibit A (the “Lock-Up Agreement”), from, the holders of       % of the Company’s outstanding stock, including each of the Company’s officers and directors.  The Company will enforce the terms of (i) each Lock-Up Agreement, (ii) the lock-up provisions governing substantially all of the Company’s stockholders pursuant to the Amended and Restated Investor Rights Agreement, dated March 12, 2007, between the Company and certain of its stockholders (the “Investor Rights Agreement”), (iii) the lock-up provisions governing certain of the Company’s employee stockholders pursuant to option agreements between the Company and such employees under the Company’s existing benefit plans (the “Option Agreements”) and (iv) the lock-up provisions governing certain of the Company’s warrant holders pursuant to warrants issued by the Company (the “Warrants”).  During the Lock-Up Period and any extension thereof pursuant to this Agreement, the Company will not  grant any waiver of the lock-up provisions under the Investor Rights Agreement, the Option Agreements or the Warrants without the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC, and the Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement, Investor Rights Agreement, Option Agreement or Warrant.

(xi)           The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xii)          The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xiii)         During the Prospectus Delivery Period, the Company will timely file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiv)        During the Prospectus Delivery Period, the Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xv)         The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, Piper Jaffray & Co. and Banc of America Securities LLC, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company, Piper Jaffray & Co. and Banc of America Securities LLC, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic roadshow. The Company agrees that it will not distribute any prospectus or offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(xvi)        The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(xvii)       The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(b)           Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i)            Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder, the fees of such Selling Stockholder’s counsel, accountant or other adviser and such Selling Stockholder’s proportionate share (based upon the number of Securities being offered by such Selling Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of any registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(vii) of this Agreement;

provided, however, that each Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(vii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

(ii)           If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder’s part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(iii)          The Securities to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

Such Selling Stockholder has entered into a Lock-Up Agreement, will abide by its terms. Any default under or violation of the Lock-Up Agreement by such Selling Stockholder shall be a default under or violation of this Agreement by such Selling Stockholder.

(iv)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(v)           Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Time of Sale Disclosure Package or in the Prospectus or any supplement thereto or any Issuer General Free-Writing Prospectus, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer General Free-Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi)          Such Selling Stockholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.             Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Subsequent Closing Date, are subject to the accuracy, as of the date hereof and at each of the First Closing Date and, with respect to the Option Shares, the Subsequent Closing Date, if any, (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)           No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereof contains an untrue statement of a material fact which, in your opinion, is material, or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding securities), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than issuances of options, restricted stock or other rights to acquire capital stock under the Company’s 2003 Equity Incentive Plan, the Company’s 2007 Equity Incentive Plan or the Company’s 2007 Employee Stock Purchase Plan), or any other Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           On or after the Time of Sale no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

(e)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, (i) the opinion of Cooley Godward Kronish LLP, counsel for the Company, dated such Closing Date and addressed to you in the form attached hereto as Exhibit B-1 and (ii) the negative assurance letter of Cooley Godward Kronish LLP, counsel for the Company, dated such Closing Date and addressed to you in the form attached hereto as Exhibit B-2.

(f)            On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Fenwick & West LLP, special intellectual property counsel for the Company, dated such Closing Date and addressed to you in the form attached hereto as Exhibit C.

(g)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Hyman, Phelps & McNamara, PC, special FDA regulatory counsel for the Company, dated such Closing Date and addressed to you in the form attached hereto as Exhibit D.

(h)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(i)            On the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young LLP, dated such date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five business days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and there shall not have been any change or decrease specified in the letter delivered on such Closing Date which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

(j)            On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus,  has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)          The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and in the Prospectus, neither the Company nor any subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding securities), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than issuances of options, restricted or other rights to acquire capital stock under the Company’s 2003 Equity Incentive Plan, the Company’s 2007 Equity Incentive Plan or the Company’s 2007 Employee Stock Purchase Plan) of the Company, or any of its subsidiaries, or any other Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court, Governmental Authority or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

(k)           At the Second Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of White and Lee LLP, counsel for the Selling Stockholders, dated the Second Closing Date and addressed to you in substantially the form attached hereto as Exhibit E.

(l)            On the Second Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated the Second Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder’s Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(m)          The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4(a)(x).

(n)           The Securities shall have been approved for inclusion on NASDAQ, subject only to official notice of issuance.

(o)           At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or Selling such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time through the Second Closing Date pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f); and further provided, however, that in no event shall any Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement.

In addition to their other obligations under this Section 6(a), the Company and each Selling Stockholder, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and/or any Selling Stockholder’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

(b)           Each Underwriter will indemnify and hold harmless the Company, each Selling Stockholder and their respective affiliates, directors and officers and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f), and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company and the Selling Stockholders in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement (y) includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and (z) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. Notwithstanding anything herein to the contrary, in no event shall any Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the aggregate amount of proceeds such Selling Stockholder received, after underwriting discounts and commissions, from the sale of the Securities pursuant to this Agreement.

(f)            The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the first sentence of the second paragraph, the fourth paragraph, the seventh paragraph and eighteenth paragraph, in each case under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus, constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholder or any controlling person thereof and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.             Substitution of Underwriters.

(a)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non  defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.             Effective Date of this Agreement and Termination.

(a)           This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b)           You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction over the Company, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(c)           If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney  in  Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney  in  Fact, on behalf of the Selling Stockholders, shall be notified by the Company by telephone, confirmed by letter.

10.           Default by One or More of the Selling Stockholders or  the Company. If one or more of the Selling Stockholders shall fail at the Second Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non defaulting party or (b) elect to purchase the Securities which the non defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non defaulting Selling Stockholders shall have the right to postpone the Second Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non  defaulting party. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.           No Advisory or Fiduciary Responsibility.

(a)           The Company and the Selling Stockholders acknowledge and agree that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s  length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and each Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, any Selling Stockholder or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)           The Company and the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or any Selling Stockholder by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.           Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Richard B. Gustafson, and c/o Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Rachel Gravelin; except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: David B. Allen Esq.; if to the Company, shall be mailed or delivered to it at Reliant Technologies, Inc., 464 Ellis Street, Mountain View, CA 94043, Attention: Eric B. Stang and Bruce MacMillan, Esq., with a copy to Cooley Godward Kronish LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, CA, 94306, Attention: Eric Jensen Esq. and Gordon Ho Esq.; if to any of the Selling Stockholders, at the address of the Attorneys in Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.           Counterparts. This Agreement may be executed by facsimile and in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

17.           General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Reliant Technologies, Inc.

By
Eric B. Stang, President and
Chief Executive Officer

Selling Stockholders

By
Andrew H. Galligan, Attorney in Fact

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

Acting as Representatives of the several

Underwriters named in the attached

Schedule I

BY:	PIPER JAFFRAY & CO.

By
Richard B. Gustafson, Principal

BY:	BANC OF AMERICA SECURITIES LLC

By
Rachel Gravelin, Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
Banc of America Securities LLC
Jefferies & Company, Inc.
RBC Capital Markets Corporation
Total

(1)                                  The Underwriters may purchase up to an additional 705,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Selling Stockholder(s)

Name	Maximum Number of Option Shares Subject to Option

Total

SCHEDULE III

Issuer General Free Writing Prospectuses

SCHEDULE IV

Pricing Information

EXHIBIT A

Form of Lock  Up Agreement

Piper Jaffray & Co. and

Banc of America Securities LLC,

as representatives of the several underwriters
c/o Piper Jaffray & Co.
800 Nicollet Mall

Minneapolis, Minnesota 55402

Re:          Reliant Technologies, Inc.

Ladies and Gentlemen:

The undersigned is an owner of record or beneficial owner of certain shares of the common stock, par value $0.001 (“Common Stock”), of Reliant Technologies, Inc., a Delaware corporation (the “Company”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) pursuant to a registration statement on Form S  1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on this letter  (the “Lock  Up Agreement”) in carrying out the Offering and in entering into an underwriting agreement with the Company with respect to the Offering (the “Underwriting Agreement”).

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of such spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a  1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d  3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Underwriting Agreement (such period, as may be extended pursuant to the following paragraph, the “Lock  Up Period”). In addition, the undersigned agrees that, without the prior written consent of Piper Jaffray & Co. and Banc of America Securities LLC (which consent may be withheld in their sole discretion), it will not, during the Lock  Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Nothing in the foregoing sentence shall prohibit the undersigned’s:

(A)                              exercise of any option or warrant to acquire Common Stock or conversion of any convertible security into Common Stock, provided that any shares of Common Stock obtained by such exercise or conversion shall remain subject to the terms of this Lock  Up Agreement;

(B)                                sale of any shares of Common Stock or other securities convertible into Common Stock acquired in the Offering or in open market transactions after the completion of the Offering;

(C)                                transfer of shares of Common Stock or securities convertible into shares of Common Stock (i) as a bona fide gift or gifts, (ii) as a transfer to a trust for the direct or indirect benefit of the undersigned and members of the undersigned’s immediate family and (iii) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned, provided that in each case the transferees agree in writing to be bound by the terms of this Lock  Up Agreement; and

(D)                               entering into a written trading plan designed to comply with Rule 10b5  1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plan during the Lock  Up Period; and

provided further, that in the case of each of the above, such action is not required to be reported, and the undersigned does not otherwise voluntarily report, such action in (i) any public announcement or, (ii) any filing with the Securities and Exchange Commission.

Notwithstanding anything to the contrary herein, if (i) the Company issues an earnings release or publicly announces material news or a material event relating to the Company, during the last 17 days of the Lock  Up Period, or (ii) prior to the expiration of the Lock  Up Period, the Company announces that it will release earnings results during the 16  day period beginning on the last day of the Lock  Up Period, the Lock  Up Period shall continue to apply until the expiration of the 18  day period beginning on the issuance of the earnings release or the public announcement of the material news or material event, as applicable, unless Piper Jaffray & Co. and Banc of America Securities LLC waive such extension in writing. The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock  Up Period, if any, pursuant to the previous paragraph will be delivered by Piper Jaffray & Co. and Banc of America Securities LLC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock  Up Agreement during the period from the date of this Lock  Up Agreement to and including the 34th day following the expiration of the initial Lock  Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock  Up Period (as such may have been extended pursuant to this paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This Lock  Up Agreement shall automatically terminate upon the earliest to occur, if any, of: (i) the Underwriting Agreement terminates or is terminated prior to the payment for and delivery of the shares proposed for sale under the Registration Statement, (ii) prior to the execution of the Underwriting Agreement, the Company notifies you in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement is not executed on or prior to March 31 2008, this Lock  Up Agreement shall terminate immediately upon such date and be of no further force and effect.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B-1

Form of Legal Opinion of Cooley Godward Kronish LLP

Eric C. Jensen

(650) 843-5049

ejensen@cooley.com

[          ], 2007

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

JEFFRIES & COMPANY, INC.

RBC CAPITAL MARKETS

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota  55402

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York  10019

Ladies and Gentlemen:

We have acted as counsel for Reliant Technologies, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to              shares of common stock of the Company (the “Securities”), pursuant to that certain Underwriting Agreement dated              , 2007, by and among the underwriters listed on Schedule I thereto (the “Underwriters”) and the Company (the “Agreement”).  We are rendering this opinion pursuant to Section 5(e) of the Agreement.  Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to verify independently such matters.  Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys currently within this firm who have represented the Company since May 1, 2005, (ii) receipt of a certificate executed by an officer of the Company  covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.  We have conducted no further investigation.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by  the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you and the several Underwriters; and that there are no extrinsic agreements or understandings among the parties to the Agreement or any Material Contract (as defined below) that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the laws of the State of California, and, with regard to our opinions paragraph 12 and clause (iii) of paragraph 13 below, the laws of the State of New York.  We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

With regard to our opinion in paragraphs 1 and 2 below with respect to the due incorporation, valid existance, due qualification and good standing of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.

With regard to our opinion in paragraph 3 below with respect to full payment of the outstanding capital stock of the Company, we have examined and relied upon a certificate of an officer of the Company to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable resolutions of the Board of Directors and any plan or agreement relating to the issuance of such shares.  We have conducted no further investigation.

With regard to our opinions in paragraphs 6 and 13 below with respect to indentures, contracts and other documents and agreements required to be filed as exhibits to the registration statement, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a list of indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan or other agreements or instruments furnished to us by the Company and identified as material (“Material Contracts”) and attached to such certificate, and (iii) an examination of the copies of the Material Contracts in the form provided by the Company.  We have assumed that the Material Contracts are enforceable against the parties in accordance with their respective terms.

With regard to our opinion in paragraph 6 below with respect to court or other governmental proceedings, we have relied upon (i) a certificate of an officer of the Company (ii) an inquiry of attorneys currently within this firm who have represented the Company since May 1, 2005 and (iii) reviewed the records of this firm to ascertain whether we are acting as counsel of record for the Company in any such matter.  We have conducted no further investigation.

With regard to our opinion in paragraph 8 below, our opinion is based solely upon oral advice from the staff of the Commission that the Registration Statement was declared effective under the Securities Act of 1933, as amended (the “Act”) and that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission.  We have conducted no further investigation.

With regard to our opinion in paragraph 11, we have relied upon a certificate of an officer of the Company regarding (i) the value of the Company’s investment securities immediately prior to the receipt of any proceeds from the sale and issuance of the Securities, (ii) the immediate application by the Company of all proceeds received from the sale and issuance of the Securities as of the Closing, and (iii) any intention by the Company to dispose of assets as of the Closing.  We have conducted no further investigation. The terms “value” and “investment securities” have the meanings ascribed to them in Section 2(a)(41) and Section 3(a)(2), respectively, of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are not rendering any opinion or assurance as to: (i) any statute, rule, regulation, ordinance, decree or decisional authority relating to antitrust, banking, land use, usury, environmental, pension, employee benefit, tax (except with regard to our opinion relating to statements in the Time of Sale Disclosure Package and Prospectus under the heading “Material United States Tax Considerations for Non-United States Holders of Common Stock” in paragraph 7 below), fraudulent conveyance or legal investment, (ii) Regulation T, U or X of the Board of Governors of the Federal Reserve Systems, (iii) local law or regulations, (iv) except as set forth in paragraph 13 below, compliance with the Investment Company Act or (v) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Furthermore, we express no opinion or assurance with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof.  Further, we express no opinion or assurance with respect to compliance with state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters or clearance with the FINRA.  Certain regulatory matters are addressed in the opinion of Hyman, Phelps & McNamara, PC, which has been separately provided to you. Certain intellectual property matters are addressed in the opinion of Fenwick & West LLP, which has been separately provided to you. We express no opinion with respect to those matters in this letter.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2.             The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

3.             The authorized, issued and outstanding capital stock of the Company was as set forth in the Time of Sale Disclosure Package and the Prospectus under the caption “Capitalization” as of the date stated therein; the issued and outstanding shares of capital stock set forth in Prospectus under the caption “Capitalization” as of the date stated therein have been duly and validly authorized and issued and are fully paid and nonassessable.

4.             The Securities have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

5.           The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under Delaware law or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities.  Except as set forth in the section captioned “Description of Capital Stock” in the Time of Sale Disclosure Package and the Prospectus as of the date stated therein, to our knowledge, as of such date, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.

6.             To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Time of Sale Disclosure Package and the Prospectus that is not disclosed in the Time of Sale Disclosure Package or the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

7.             The statements in the Time of Sale Disclosure Package and the Prospectus under the headings “Description of Capital Stock,” “Material United States Tax Consideration for Non-United States Holders of Common Stock,” “Shares Eligible for Future Sale,” and in the Registration Statement in Item 14, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

8.             The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened.  Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).

9.             The Registration Statement, the Time of Sale Disclosure Package and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

10.          The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

11.          The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

12.          No consent, approval, authorization or filing with or order of any U.S. Federal, California or New York court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of the FINRA.

13.          The issuance and sale of the Securities pursuant to the Agreement will not result in a breach or violation of or constitute a default under (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, in the case of clause (ii) of this paragraph 13, the breach or violation of which would materially and adversely affect the Company.

14.          To our knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of resales of such securities.

This opinion is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.  This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:
Eric C. Jensen

EXHIBIT B-2

Form of Negative Assurance Letter of Cooley Godward Kronish LLP

[                 ], 2007

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

JEFFRIES & COMPANY, INC.

RBC CAPITAL MARKETS

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota  55402

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York  10019

Ladies and Gentlemen:

We have acted as counsel for Reliant Technologies, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to                      shares of common stock of the Company (the “Securities”), pursuant to that certain Underwriting Agreement dated          , 2007, by and among the underwriters listed on Schedule I thereto (the “Underwriters”) and the Company (the “Agreement”). We are providing this letter at the request of the Company pursuant to Section 5(e) of the Agreement. Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement.

In connection with the preparation of the Registration Statement, the Time of Sale Disclosure Packet and the Prospectus, we have participated in conferences with officers and other representatives of the Company, Hyman, Phelps & McNamara PC, as special FDA regulatory counsel to the Company,  Fenwick & West LLP, special intellectual property counsel for the Company, and with the Company’s independent registered public accounting firm, as well as with representatives of the Underwriters and their counsel. At such conferences, the contents of the Registration Statement, the Time of Sale Disclosure Packet and the Prospectus and related matters were discussed. We have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. On the basis of the foregoing, no facts have come to our attention that have caused us to believe (i) that the Registration Statement or the prospectus included therein (except for the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Disclosure Packet (except for the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of the date of the Agreement or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Prospectus (except for the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This letter is intended for the sole benefit of the several Underwriters and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This letter is limited to the matters expressly set forth in this letter, and no assurance has been implied, or may be inferred, beyond the matters expressly stated. This letter speaks only as to facts and circumstances in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention that may hereafter occur.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:
Eric C. Jensen

EXHIBIT C

Form of Legal Opinion of Fenwick & West LLP

[Underwriters Address]

Re:          Reliant Technologies, Inc.

Ladies and Gentlemen:

This opinion is furnished at the request of the Company pursuant to Section           of the            Agreement (the “Underwriting Agreement”), dated           , among the several underwriters named in Schedule I thereto (the “Underwriters”) and Reliant Technologies, Inc., a            corporation (the “Company”).  We have acted as special patent counsel for the Company in connection with the patents listed under the heading “U.S. Patents Held by the Company” on Schedule A (the “Owned U.S. Patents”) and the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Schedule C hereof (the “U.S. Applications”).  Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

To render this opinion, we have examined originals, certified copies or other copies identified to us as being true copies of originals of the following:

1.             The following documents filed with the Commission in connection with the Registration Statement:

•      the Registration Statement on Form S-1 (File No. 333-145490), as filed by the Company under the Securities Act with the Commission on May 13, 2004;

•      Amendment No.1 to the Registration Statement, as filed by the Company under the Securities Act with the Commission on September 26, 2007;

•      Amendment No.2 to the Registration Statement, as filed by the Company under the Securities Act with the Commission on October 12, 2007;

•      [Add any additional amendments]

•      the form Prospectus filed with the Commission pursuant to Rule 424 on           .

2.             The Owned U.S. Patents and the U.S. Applications.

3.             The Patent Assignment Abstract of Title for the Owned U.S. Patents and the U.S. Applications, as is recorded in the assignment records of the United States Patent and Trademark Office (“USPTO”).

4.             Such other documents as we have deemed necessary in connection herewith.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies or facsimile copies, the lack of any undisclosed, or subsequent, termination, modification, waiver or amendment to any document reviewed by us, the legal competence or capacity of all persons or entities (other than the Company) executing the same and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon (i) our examination of the documents referred to in the second paragraph of this letter, and we have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above, (ii) the representations and warranties made by representatives of the Company to us; and (iii) our actual knowledge.  We have made no independent investigation or other attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that any of the opinions expressed herein are not accurate.

As used in this opinion, the phrases “we are not aware,” “we know of,” “to our knowledge,” or words of similar import, when used with reference to any stated matters, refer only to the actual knowledge of the attorneys currently in this firm who have rendered substantive legal services to the Company in connection with the Owned U.S. Patents and the U.S. Applications and mean that such attorneys have not been informed by the Company and otherwise have no actual knowledge that the matters stated are factually incorrect. We have made no independent investigation of such matters other than our examination of the documents referred to in this letter. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than (i) the existing laws of the State of California, and (ii) the existing federal laws of the United States of America. Additionally, we disclaim any opinion as to the application of any law of any city, county or other local subdivision or other local governmental authority of the State of California.

In rendering the opinions set forth herein, we have not caused the search of any docket or other records of any court, tribunal, agency or similar authority.

In rendering the opinions set forth herein, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters.

Based upon the foregoing, and subject to the assumptions, qualifications and exceptions referred to herein, it is our opinion that:

1.     The Company is listed in the assignment records of the USPTO as the sole assignee of record of each of the Owned U.S. Patents and U.S. Applications.  To our knowledge, according to the USPTO assignment records as of Sept. 30, 2007, the Company is the sole assignee of record of [26] issued Owned U.S. Patents and [57] pending U.S. Applications.  We know of no claims of third parties to any ownership interest or lien with respect to any of the Owned U.S. Patents or U.S. Applications.

2.     No information known to us prior to the issue date of an Owned U.S. Patent prosecuted by us, which we deem to be material to patentability of such Owned U.S. Patent in accordance with 37 C.F.R. 1.56, has been knowingly withheld by us from the USPTO in connection with the prosecution of such Owned U.S. Patent.

3.     The statements under the caption “Risk Factors — Risks Related to Intellectual Property” and “Business - Intellectual Property Rights” (collectively, the “Intellectual Property Portion”) in the Registration Statement and the Preliminary Prospectus included in the Time of Sale Disclosure Package and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company’s Owned U.S. Patents and U.S. Applications, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such Owned U.S. Patents and U.S. Applications described therein.

4.     We are not aware of any material defects of form in the preparation or filing of the U.S. Applications on behalf of the Company.

5.     We are not aware of any pending overt threat of action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents, copyrights, trade secrets, know-how or other proprietary rights of a third party except as disclosed in the Registration Statement.

6.     Other than as described in Schedule G, we are not aware of any pending overt threat of actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the U.S. Applications or Owned U.S. Patents.

In addition, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, we hereby advise you that nothing has come to our attention to cause us to believe that the information relating to patents and patent applications contained in the Intellectual Property Portion of (a) the Registration Statement or any amendments thereof, as of the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Disclosure Package, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus or any amendments thereof, as of the date of such Prospectus or amendment, as applicable, and as of the [First/Subsequent] Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion is intended solely for the use of the Underwriters for the purpose of the transactions provided for in the Underwriting Agreement and is not to be relied upon by the

Underwriters for any other purpose or to be made available to or relied upon for any other purpose by any other person or entity, whether or not named in the Underwriting Agreement, without our prior written consent.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not they would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

Schedule A:  List of Owned U.S. Patents, as of Sept. 30, 2007

Schedule C:  List of U.S. Applications, as of Sept. 30, 2007

Schedule I

1.             [to be provided]

EXHIBIT D

Form of Legal Opinion of Hyman, Phelps & McNamara, PC

[DATE]

PIPER JAFFRAY & CO.

BANC OF AMERICA SECURITIES LLC

JEFFRIES & COMPANY, INC.

RBC CAPITAL MARKETS

  As Representatives of the several

  Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota  55402

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York  10019

Ladies and Gentlemen:

This opinion letter is being furnished to you at the request of Reliant Technologies, Inc., a Delaware corporation (the “Company”), pursuant to Section 5(g) of the Underwriting Agreement dated                       between you and the Company (the “Underwriting Agreement”), relating to the public offering by the Company of                       shares of the Company’s common stock, par value $            per share (the “Offering”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have been retained by the Company to act as U.S. Food and Drug Administration (“FDA”) regulatory counsel for the limited purpose of reviewing the information relating to FDA regulatory matters contained in the following sections of the Company’s Registration Statement on Form S  1 (File No. 333     ), which was filed with the Securities and Exchange Commission (“SEC”) on August 16, 2007 (the “Registration Statement”) and final Prospectus dated                         (the “Prospectus”) (collectively referred to herein as the “Designated Regulatory Provisions”):  “Risk

Factors—Risks Concerning The Regulation of Our Business—We lack published long  term data regarding the safety and efficacy of our Fraxel laser systems. If any long  term data that is generated is not positive or consistent with our limited short  term data, our business will suffer,” “Risk Factors—Risks Concerning The Regulation of Our Business—Our products and products in development may cause undesirable side effects that could limit their use, require their removal from the market or prevent further development,” “Risk Factors—Risks Concerning The Regulation of Our Business—We have limited experience manufacturing our Fraxel laser systems and consumable treatment tips in commercial quantities, which could adversely impact our business,” “Risk Factors—Risks Concerning The Regulation of Our Business—If our manufacturing facility is unable to provide an adequate supply of products as we increase sales, we could lose customers, our growth could be limited and our business could be harmed,” “Risk Factors—Risks Concerning The Regulation of Our Business—Components used in our products are complex in design, and any defects not discovered prior to shipment to customers could result in warranty claims, reducing our revenue and increasing our cost,” “Risk Factors—Risks Related to Regulatory Matters—If we fail to comply with the extensive government regulations relating to our business, we may be subject to fines, injunctions and other penalties that could harm our business,” “Risk Factors—Risks Related to Regulatory Matters—We may incur significant liability if it is determined that we are promoting off  label use of our products in violation of federal or state regulations in the United States,” “Risk Factors—Risks Related to Regulatory Matters—If we fail to comply with the FDA’s Quality System Regulation and laser performance standards, our manufacturing operations could be halted and our business would suffer,” “Risk Factors—Risks Related to Regulatory Matters—Product sales or introductions may be delayed or canceled as a result of the FDA regulatory process, which could cause our sales or financial performance to decline,” “Risk Factors—Risks Related to Regulatory Matters—Modifications to our Fraxel laser systems may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained,” “Risk Factors—Risks Related to Regulatory Matters—We may be unable to obtain or maintain international regulatory qualifications or approvals for our current or future products and indications, which could harm our business, and “Business—Government Regulation—United States.”

We have not been retained by the Company or anyone else to pass upon any other information in the Registration Statement or Prospectus, nor have we represented the Company in connection with other matters. For purposes of this opinion letter, “FDA Laws,” laws that we specialize in, shall mean the Federal Food, Drug, and Cosmetic Act (the “FDC Act”) set forth at 21 U.S.C. § 301 et seq., the regulations promulgated under the authority of the FDC Act, and the enforcement of the FDC Act by the FDA.

In connection with this opinion letter, we have made such legal and factual inquiries as we have deemed necessary or appropriate for the purposes of this opinion. In that regard, we have received, reviewed and relied upon the following documents and information provided:

1.             The Designated Regulatory Provisions.

2.             The Officer’s Certificate, dated                         , signed by                         , [title], certifying certain facts relating to the Company (the “Officer’s Certificate”) and attached here as Attachment A.

3.             Copies of the documents listed in Attachment B, which constitute all documents either: (a) provided to us by the Company, and which the Company identified as responsive to our request for all material documents pertaining to the Designated Regulatory Provisions or (b) posted on the Company’s web site; and

4.             Information from interviews with the following management and other personnel at the Company who have particular knowledge of matters relevant to the Designated Regulatory Provisions:  [name, date].

We have assumed the accuracy and completeness of all statements of fact relating to the Company and the status of its products and, except as set forth above, we have not made, any independent investigations with regard to such matters for purposes of rendering the opinions herein. We have also assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that with respect to the laws identified above, all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies or self regulatory bodies, applicable to this opinion letter, are generally available to lawyers practicing in the area of the FDA laws and are in a format that makes legal research reasonably feasible.

Further, we have not independently verified, nor do we take any responsibility for, or are we in any way addressing, any statements of belief attributable to the Company or whether or not the Company is in compliance with the FDA Laws.

This opinion is based solely on matters of law as they pertain to FDA Laws, as implemented by FDA, and we express no opinion as to any other federal, state, local or foreign laws, statutes, regulations or ordinances.

Based on, subject to, and limited by the foregoing, we are of the opinion that:

(i)             Insofar as the statements in the Designated Regulatory Provisions purport to describe or summarize applicable provisions of the FDA Laws,

such statements are accurate in all material respects, subject to any qualifications set forth therein; and

(ii)            Nothing has come to our attention which causes us to believe that the information contained in the Designated Regulatory Provisions of (a) the Registration Statement or any amendments thereof, as of the time it was declared effective by the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information, as of the Time of Sale and as of the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus or any amendments thereof, as of the date of such Prospectus or amendment, as applicable, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

* * * *

This opinion letter is given as of the date hereof and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Offering and should not be relied upon for any other purpose. Nothing herein should be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

Sincerely,

Hyman, Phelps & McNamara, P.C.

By:

EXHIBIT E

Form of Legal Opinion of White and Lee LLP

(650) 470  4029

               , 2007

To Piper Jaffray & Co. and Banc of America Securities LLC

as representatives of the several Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel for each of the selling stockholders named in Schedule II hereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) in connection with the sale to you of                shares of common stock, par value $0.001 per share (the “Common Stock”), of Reliant Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the Purchase Agreement dated              , 2007 among the Company, the Selling Stockholders and you, as representatives of the several underwriters listed in Schedule I hereto (the “Purchase Agreement”). Such           shares of Common Stock are herein referred to as the “Shares.”  Terms used but not defined herein shall have the definitions given to them in the Purchase Agreement.

In rendering these opinions, as to the factual matters not directly within our actual knowledge, we have relied upon, and have assumed the accuracy, completeness and genuineness of, certificates of and oral confirmation by public officials, a certificate of the Selling Stockholders and oral and written representations made to us by the Selling Stockholders. We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Selling Stockholders, that such documents have been authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law and the federal securities laws of the United States. We express no opinion as to the qualification of the Shares under the securities or blue sky laws of any jurisdiction and compliance with applicable antifraud statutes, rules or regulations.

On the basis of the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.             Each Selling Stockholder is the sole record and beneficial owner of the Shares to be sold by such Selling Stockholder and delivery of the certificate(s) for the Shares to be sold by the Selling Stockholders pursuant to the Purchase Agreement, upon payment therefore by the Underwriters, will pass marketable title to the Shares to the Underwriters and the Underwriters will acquire all the rights of such Selling Stockholders in the Shares (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

2.             The execution and delivery by each of the Selling Stockholders of the Purchase Agreement and the IPA and Custody Agreement and the sale of such Selling Stockholder’s Shares pursuant to the Purchase Agreement will not violate any provision of applicable law, which, in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement and the IPA and Custody Agreement and is applicable to each such Selling Stockholder, or, to our knowledge, any agreement or other instrument known to us to be binding upon each such Selling Stockholder or, any judgment, order or decree known to us to be applicable to each such Selling Stockholder of any governmental body, agency or court having jurisdiction over each such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the sale of the Selling Stockholders’ Shares under the Purchase Agreement, except such as may have been obtained under the Securities Act of 1933, as amended, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Stockholders’ Shares by the Underwriters.

3.             Each Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into the Purchase Agreement and the IPA and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

4.             The Purchase Agreement and the IPA and Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder and are valid and binding agreements of such Selling Stockholder except as to rights to indemnity under the Purchase Agreement or the IPA and Custody Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditor’s rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The opinions set forth above are subject to the following qualifications:

(a)           With respect to certain matters in paragraphs 1, 2, 3 and 4, including (i) record and beneficial ownership of the Shares, (ii) due authorization of the Purchase Agreement and the IPA and Custody Agreement, (iii) violation of statutes, judgments, decrees, orders, rules or regulations of courts or governmental bodies, (iv) the need for approval, authorization, orders or consents of any court, regulatory body, administrative agency or other governmental body, and (v) authority to enter into the Purchase Agreement and the IPA and Custody Agreement and to sell, transfer and deliver the Shares, we have relied as to factual matters solely upon a certificate executed by the Selling Stockholders and the representations and warranties of the Selling Stockholders set forth in the Purchase Agreement and the IPA and Custody Agreement and have conducted no independent investigation with respect thereto. We believe that you and we are justified in relying upon such certificates and representations and warranties.

(b)           As to the genuineness and authenticity of each of the Selling Stockholders’ signatures on the IPA and Custody Agreement delivered to the attorneys with respect to the Shares, we have relied solely on a signature guarantee by a state or national bank, trust company or a member firm of the New York Stock Exchange provided with the IPA and Custody Agreement.

(c)           Whenever a statement herein is qualified by “known to us,” “to our knowledge” or similar phrase, it indicates that in the course of our representation of the Selling Stockholders no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services on behalf of the Selling Stockholders since the inception of our representation of the Selling Stockholders. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No other inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Selling Stockholders in other matters in which such attorneys are not involved.

The opinions expressed above are rendered as of the date of this letter, and we have no continuing obligation to inform you of any changes in law or fact occurring subsequent to the date of this opinion letter or of facts of which we become aware after the date of this opinion letter.

This opinion is furnished by us as special counsel for the Selling Stockholders to you as representative of the several Underwriters, and is solely for the benefit of the Underwriters.

Very truly yours,

White and Lee LLP